As filed with the Securities and Exchange Commission on December 21, 2000

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

ALLIANCE PHARMACEUTICAL CORP.
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	14-1644018 (I.R.S. Employer Identification Number)

3040 Science Park Road
San Diego, CA 92121
(858) 410-5200

        (Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

2000 STOCK OPTION PLAN OF ALLIANCE PHARMACEUTICAL CORP.
(Full title of the plan)

DUANE J. ROTH
Chief Executive Officer
Alliance Pharmaceutical Corp.
3040 Science Park Road
San Diego, CA 92121
(858)410-5200
(Name, address, including zip code, and telephone number, of agent for service of process)

Copy to:
Melvin Epstein, Esq.
Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, NY 10038

CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------
                                                    Proposed Maximum      Proposed Maximum Aggregate   Amount of
 Title of Shares             Amount to be           Aggregate Price       Offering Price               Registration Fee
 to be Registered            Registered             Per Unit (1)
---------------------------------------------------------------------------------------------------------------------------
 Common Stock, $.01 par
         value.              2,100,000 shares (2)     $8.19 per share      $17,199,000                 $4,540.54
---------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) of the Securities Act of 1933, as amended, based on the average of the high and low prices of the common stock on the Nasdaq
    National Market on December 19, 2000.

(2) Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration
    Statement also covers an indeterminate number of shares of Common Stock which may be issued by reason of stock splits, stock dividends or similar transactions.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in the Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. See Rule 428(a)(1) under the Securities Act.

          This Registration Statement covers 2,100,000 shares of Alliance Pharmaceutical Corp. (the “Registrant”) Common Stock, $.01 par value (plus any additional shares of Common Stock that may be issued by reason of stock splits, stock dividends or similar transactions), to be issued pursuant to the Registrant’s 2000 Stock Option Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

          The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

           (a)      The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2000;

           (b)      The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2000;

    nbsp;      (c)      All other reports filed by the Registrant pursuant to Sections 13(a) and 15(d) of the Exchange Act since the fiscal year covered by the annual report referred to in (a) above; and

          (d)      The description of the Registrant’s Common Stock, $.01 par value, which is contained in the Registrant’s Registration Statement on Form 8-A, declared effective October 25, 1984, filed with the Commission to register such Common Stock pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

          Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

           Not Applicable.

Item 5. Interests of Named Experts and Counsel.

           Not Applicable.

Item 6. Indemnification of Directors and Officers.

          The Certificate of Incorporation and By-laws of the Registrant provide for the Registrant to indemnify its officers, directors and employees to the fullest extent permitted by the New York Corporation Law against certain liabilities and expenses.

Item 7. Exemption From Registration Claimed.

           Not Applicable.

Item 8. Exhibits.

Exhibit Number	Description

4.1	Option Plan

4.2	Form of Common Stock Certificate (incorporated by reference to Exhibit 4 of the Registrant's Form S-2 dated April 19, 1989).

5	Opinion of Stroock & Stroock & Lavan LLP.

23.1	Consent of Stroock & Stroock & Lavan LLP (included in Exhibit 5 hereto).

23.2	Consent of Ernst & Young LLP, Independent Auditors.

24	Power of Attorney (included as part of the signature page of this Registration Statement).

Item 9. Undertakings.

           The undersigned Registrant hereby undertakes:

          (1)      To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2)      That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)      If the Registrant is a foreign private issuer, to file a post-effective amendment to the Registration Statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on December 21, 2000.

Date: December 21, 2000	ALLIANCE PHARMACEUTICAL CORP. (Registrant) By: /s/ Theodore D. Roth Theodore D. Roth President and Chief Operating Officer

POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Duane J. Roth and Theodore D. Roth, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, agent, or their substitutes may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Duane J. Roth Duane J. Roth	Chairman and Chief Executive Officer	December 21, 2000

/s/ Theodore D. Roth Theodore D. Roth	Director, President and Chief Operating Officer	December 21, 2000

/s/ Tim T. Hart Tim T. Hart	Chief Financial Officer, Treasurer and Chief Accounting Officer	December 21, 2000

/s/ Pedro Cuatrecasas, M.D. Pedro Cuatrecasas, M.D.	Director	December 21, 2000

/s/ Fred M. Hershenson, Ph.D. Fred M. Hershenson, Ph.D.	Director	December 21, 2000

/s/ Carroll O. Johnson Carroll O. Johnson	Director	December 21, 2000

/s/ Stephen M. McGrath Stephen M. McGrath	Director	December 21, 2000

/s/ Helen M. Ranney, M.D. Helen M. Ranney, M.D.	Director	December 21, 2000

/s/ Thomas F. Zuck, M.D. Thomas F. Zuck, M.D.	Director	December 21, 2000

/s/ Donald E. O'Neill Donald E. O'Neill	Director	December 21, 2000

/s/ Jean G. Riess, Ph.D. Jean G. Riess, Ph.D.	Director	December 21, 2000